Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (Registration No. 333-123011) and in Registration Statement on Form S-3 (Registration No. 333-129879) of our report dated October 14, 2005, with respect to the consolidated financial statements of KMG Chemicals, Inc. (the “Company”) as of July 31, 2005, and for the year then ended, included in the Company’s Annual Report on Form 10-K for the year ended July 31, 2006.

UHY Mann, Frankfort, Stein & Lipp CPAs, LLP

Houston, Texas
October 20, 2006